Exhibit 21
General DataComm Industries, Inc.
Subsidiaries of the Registrant

                                                                                        Percentage
                                                     State or                           of Voting
                                                     Jurisdiction of                    Securities
Subsidiaries                                         Incorporation                      Owned

General DataComm, Inc.                               Delaware                           100%
GDC Federal Systems, Inc.                            Delaware                           100%
DataComm Leasing Corporation                         Delaware                           100%
DataComm Rental Corporation (1)                      Delaware                           100%
General DataComm Ltd.                                Canada                             100%
General DataComm Limited                             United Kingdom                     100%
General DataComm International
  Corporation                                        Delaware                           100%
General DataCommunications,
  Industries, B.V. (1)                               Netherlands                        100%
GDC Realty, Inc.                                     Texas                              100%
GDC Naugatuck, Inc.                                  Delaware                           100% (2)
General DataComm Pty. Limited                        Australia                          100%
General DataComm de Mexico S.A. de C.V.              Mexico                             100% (3)
Grupo GDC de Mexico S.A. de C.V.                     Mexico                             100%
GDC Servicios S.A. de C.V.                           Mexico                             100%
VITAL Network Services, S.A. de C.V.                 Mexico                             100%
General DataComm France SARL                         France                             100%
General DataComm Pte Ltd.                            Singapore                          100%
General DataComm de
  Venezuela, C.A. (1)                                Venezuela                          100%
General DataComm Advanced Research
  Centre Limited                                     United Kingdom                     100% (4)
General DataComm Industries GmbH                     Germany                            100%
General DataComm CIS                                 Russia                             100%
General DataComm China, Ltd.                         Delaware                           100% (5)
General DataComm do Brasil Ltda, S.C.                Brazil                             100%
Vital Network Services LLC.                          Delaware                           100% (6)
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(1)  Currently inactive.
(2)  Wholly owned by GDC Realty, Inc.
(3) One share, less than 1%, owned by General DataComm International Corporation
(4) 5% owned by General DataComm International Corporation.
(5) Wholly owned by General DataComm International Corporation.
(6) Limited liability company, owned by General DataComm, Inc.